UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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SCHEDULE 14A INFORMATION

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Maxim Integrated Products, Inc.

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on November 9, 2016.

MAXIM INTEGRATED PRODUCTS, INC. MAXIM INTEGRATED PRODUCTS, INC. ATTN: MARK CASPER 160 RIO ROBLES SAN JOSE, CA 95134	Meeting Information
Meeting Type: Annual Meeting
For holders as of: September 16, 2016
Date: November 9, 2016 Time: 10:00 AM Pacific Time
Location: Maxim Integrated Products, Inc. Event Center 160 Rio Robles San Jose, California 95134
You are receiving this communication because you hold shares in the company named above.

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We encourage you to access and review all of the important information contained in the proxy materials before voting.
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NOTICE AND PROXY STATEMENT ANNUAL REPORT ON FORM 10-K
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Voting Items

The Board of Directors recommends you vote FOR all of the nominees listed below and FOR proposals 2 through 6:

1.	To elect eight members of the board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified.

	The eight director nominees are as follows:

	01)	William P. Sullivan	05)	Joseph R. Bronson
	02)	Tunç Doluca	06)	Robert E. Grady
	03)	Tracy C. Accardi	07)	William D. Watkins
	04)	James R. Bergman	08)	MaryAnn Wright

2.	To ratify the appointment of Deloitte & Touche LLP as Maxim Integrated’s independent registered public accounting firm for the fiscal year ending June 24, 2017.

3.	To ratify and approve an amendment to Maxim Integrated’s 2008 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder by 1,500,000 shares.

4.	To ratify and approve an amendment to Maxim Integrated’s 1996 Stock Incentive Plan to provide a maximum annual limit on non-employee director compensation for cash and equity.

5.	To ratify and approve an amendment to Maxim Integrated’s Bylaws to designate Delaware as the exclusive forum for the adjudication of certain legal disputes.

6.	Advisory vote to approve named executive officer compensation.

October 3, 2016

Dear Maxim Integrated Stockholders:

We are pleased to provide you with the enclosed Proxy Statement for our 2016 Annual Meeting and Annual Report on Form 10-K for our fiscal year ended June 25, 2016.

In fiscal year 2016, we achieved strong growth in our Automotive business and continued to diversify our customer base. We completed the reorganization of our Company to enable our business units and sales teams to be more flexible and more responsive to customers, while simultaneously lowering our costs by refocusing R&D. We also completed the transformation of our manufacturing, which has improved gross margins and reduced our capital spending. Our employees continued to develop innovative, differentiated technology, and this is providing a high return on our R&D investment.

Finally, we returned approximately 80% of free cash flow to our stockholders in the form of dividends and share repurchases during fiscal year 2016. We recently increased the quarterly dividend by 10%, reflecting our confidence in our ability to continue improving profitability and free cash flow growth and to maintain leadership in the return of cash to our stockholders.

In this Proxy Statement, we are asking for your support for various proposals, including a modest share increase for our 2008 Employee Stock Purchase Plan, the establishment of a maximum annual limit on non-employee director compensation, and an amendment to our bylaws to provide that the courts located within the State of Delaware will serve as the exclusive forum for the adjudication of certain legal disputes.

Thank you for your continuing support, and we look forward to seeing you at the 2016 Annual Meeting.

Sincerely,

Tunç Doluca

President and Chief Executive Officer

Maxim Integrated